Exhibit 99.1


                              FOR IMMEDIATE RELEASE



                   DAVID WELCH JOINS CIC BOARD OF DIRECTORS AS

                        AUDIT COMMITTEE FINANCIAL EXPERT


Redwood Shores, CA, March 15, 2004- (OTC BB: CICI) Communication Intelligence Corporation ("CIC"), the leader in biometric signature verification & natural input software and a leading supplier of electronic signature solutions, announced today the appointment of David Welch to the CIC Board of Directors. Mr. Welch was also appointed Chairman of CIC's Audit Committee and will serve as the "audit committee financial expert" as defined by regulations promulgated by the Securities and Exchange Commission.

Mr. Welch, an independent financial consultant, has over 20 years of accounting and financial management experience. He has held numerous accounting and financial management positions including Vice President & CFO- Active Link Communications, Inc., MIS Director- Micromedix, Inc., MIS Director- Intelligent Electronics, Inc., Vice President/Finance- LaserLand Corp USA., Accounting Director- Tech Center Development Inc., and Audit Manager- Alexander Grant & Company. Mr. Welch holds a B.S. in Accounting from the University of Colorado and is a Certified Public Accountant and member of the American Institute of Certified Public Accountants. He is an independent member of the Board of Directors of Advanced Neutraceuticals, Inc., serving as the audit committee financial expert for that board.

Guido DiGregorio, CIC's Chairman & CEO stated, "I am pleased to have David Welch join the board. In addition to his expertise and role in terms of regulatory compliance, his broad and extensive experience with international businesses, high growth software companies and acquisitions provides the foundation for an excellent contribution to CIC's business issues and strategies in general."

         About CIC

Communication Intelligence Corporation ("CIC") is the leading supplier of biometric signature verification and natural input software and a leading supplier of electronic signature solutions focused on emerging, high potential applications including paperless workflow, handheld computers, smartphones and eCommerce, enabling the world with "The Power to Sign Online(R)". CIC's products are designed to increase the ease of use, functionality, and security of electronic devices and eBusiness processes. CIC sells directly to OEMs and Enterprises and has products available through major retail outlets such as, CompUSA, Staples, OfficeMax, and key integration/channel partners or direct via our website. Industry leaders such as Charles Schwab, Fujitsu, Handspring, IBM, Oracle, PalmSource, Prudential, Siebel Systems, Sony Ericsson, Symbol and TVA have licensed the company's technology. CIC is headquartered in Redwood Shores, California and has a joint venture, CICC, in Nanjing, China. For more information, please visit our website at http://www.cic.com

Forward Looking Statement
Certain statements contained in this press release, including without limitation, statements containing the words "believes", "anticipates", "hopes", "intends", "expects", and other words of similar import, constitute "forward looking" statements within the meaning of the Private Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors, which may cause actual events to differ materially from expectations. Such factors include the following (1) technological, engineering, quality control or other circumstances which could delay the sale or shipment of the products; (2) economic, business, market and competitive conditions in the software industry and technological innovations which could affect the Company's business; (3) the Company's inability to protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others or prevent others from infringing on the proprietary rights of the Company; and (4) general economic and business conditions and the availability of sufficient financing.

CIC, its logo and The Power to Sign Online are registered trademarks. All other trademarks are properties of their respective owners.

Contact Information

CIC
Investor Relations Inquiries:
Chantal Eshghipour
650-802-7740
investorrelations@cic.com

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